UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                      WASHINGTON, DC  20549


                            FORM 8-K

                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):  February 23,
                              2001


                     GERBER SCIENTIFIC, INC.
                ----------------------------------
                   (Exact name of Registrant as
                    specified in its charter)


           CONNECTICUT              1-5865          06-0640743
 ------------------------------  ------------  -------------------
  (State or other jurisdiction    (Commission    (I.R.S. Employer
       of incorporation or         File No.)   Identification No.)
          organization)


 83 Gerber Road West, South Windsor, Connecticut         06074
--------------------------------------------------  ---------------
     (Address of principal executive offices)         (Zip Code)



Registrant's Telephone Number, including area       (860) 644-1551
code:                                               ---------------



                         Not applicable
                     -----------------------
  (Former name or former address, if changes since last report)


Item 5. Other Events and Regulation FD Disclosure.

See   the  following  press  release,  dated  February  23,  2001 announcing the Company has lowered its outlook for fiscal 2001 third and fourth quarters and suspended its dividend.



Contact:                                   Robert   J.   Goehring
For Immediate Release
        (860) 648-8041                     February 23, 2001


GERBER SCIENTIFIC LOWERS OUTLOOK FOR FISCAL 2001 THIRD AND FOURTH
                            QUARTERS

   Quarterly Dividend to be Suspended After February 28, 2001
                             Payment

SOUTH WINDSOR, CT --- Gerber Scientific, Inc. (NYSE: GRB) today announced that it expects financial results for its fiscal 2001 third and fourth quarters to be below its previous expectations due to sustained weak economic conditions in each of the Company's core businesses.

Based on preliminary data, the Company expects sales for the third quarter ended January 31, 2001 to be approximately $134 million, with an after-tax loss in the range of $3.6 million or $.17 per share. At the same time, the Company also announced that it expects sales in the fourth quarter ending April 30, 2001 to be approximately $145 million with a net loss of approximately $.7 million or $.03 per share. Based upon these estimates, the Company's sales for the fiscal year ending April 30, 2001 would be approximately $560 million with a loss of $5.2 million or $.23 per share. These annual amounts include a first quarter special charge of $2.8 million after taxes or $.13 per share.

The above results are significantly lower than the Company originally expected and, with outstanding net debt at the end of the third quarter totaling approximately $153 million, the Company's main priority is to improve its balance sheet. To further optimize debt reduction, the Board of Directors voted to suspend the Company's $.08 quarterly dividend with the May 2001 payment. Commenting on the anticipated results, chairman and chief executive officer Michael J. Cheshire said, "A challenging business environment in North America combined with weak foreign currencies will continue to put pressure on revenues and earnings over the near-term. Cost reductions taken earlier this fiscal year are not adequate to overcome the lower volume we currently are seeing. Additional cost reductions will be necessary to improve earnings for our next fiscal year that begins on May 1." Cheshire added, "We continue to focus on our balance sheet where we are seeing some good results. Asset sales and improved working capital management have generated cash flow which we used to lower net debt by approximately $12 million in the quarter. Suspension of the dividend will provide the Company with an additional $7 million per year of cash flow to use toward debt reduction."

Gerber  Scientific  expects to formally report  its  fiscal  2001 third quarter results on March 1, 2001.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is the world's leading supplier of sophisticated automated manufacturing systems that enable mass customization in sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the Company operates through four wholly-owned subsidiaries: Gerber Scientific Products and Spandex PLC, Gerber Technology, and Gerber Coburn.

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2000 and October 31, 2000 and its Annual Report on Form 10-K for the year ended April 30, 2000, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements contained in this release.



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            GERBER SCIENTIFIC, INC.
                            ------------------------
                                  (Registrant)



Date:   February 23, 2001   By:  / s / Gary K. Bennett
        ------------------       --------------------------------
                                 Gary K. Bennett
                                 Senior Vice President, Finance
                                 (Principal Financial and
                                 Accounting Officer)